Redfin Second-Quarter 2017 Revenue up 35% Year-over-Year to $104.9 Million

SEATTLE - September 7, 2017 - Redfin Corporation (NASDAQ: RDFN), the technology-powered residential real estate brokerage, today announced financial results for the second quarter ended June 30, 2017. All financial measures are presented on a GAAP basis and include stock-based compensation.

Revenue increased 35% year-over-year to $104.9 million during the second quarter, including $2.0 million from Redfin Now(1). Gross profit was $37.0 million, an increase of 35% over the second quarter of 2016. Gross margin was 35%, compared to 35% in the second quarter of 2016. Operating expenses were $32.7 million, an increase of 25% from $26.1 million in the second quarter of 2016. Operating expenses were 31% of revenue, down from 34% in the second quarter of 2016.

Net income was $4.3 million, compared to $1.4 million in the second quarter of 2016. Stock-based compensation was $2.6 million, up from $1.9 million in the second quarter of 2016. Depreciation and amortization was $1.6 million, up from $1.5 million in the second quarter of 2016. Assuming the conversion of outstanding shares of preferred common stock following our initial public offering, pro forma net income per share was $0.06 for the second quarter of 2017.

“Redfin’s market-share growth accelerated in the second quarter, in part because so many people have been visiting our website,” said Redfin CEO Glenn Kelman. “Redfin.com visitors have grown at a higher rate over each of the past three quarters than in any quarter in the last three years. And more of those visitors are connecting with a Redfin agent because our technology lets those customers move faster to tour and buy homes. Technology also benefits our home-sellers, by promoting their listing to a huge online audience, and by driving long-term efficiency gains that help us charge less and still deliver better results.”

Second-Quarter Highlights

•
Accelerated market-share gains, serving 0.64% of U.S. existing home sales by value in the second quarter of 2017, an increase of 0.11 percentage points from the second quarter of 2016. The year-over-year gain for the first quarter of 2017 was 0.10 percentage points.(2)

•
Increased visitors to our website and mobile application by 43% over the second quarter of 2016 to more than 24 million monthly average visitors, making Redfin the fastest-growing top-10 real estate website.

•
Commissioned a third-party study to measure the speed of listing notifications, which showed that Redfin notifies customers about newly listed homes between three and 18 hours faster than other leading real estate websites. This advantage is the result of a streaming architecture that Redfin has developed over the past two years to notify customers about new listings, recommended listings, price changes, and home sales.

•
Saved customers more than $36 million in fees in the second quarter compared to what they would have paid with an aggregate 5% commission, while delivering a level of customer satisfaction that market-research firms have established is significantly higher than traditional brokers’.

•	Increased the total number of subscribers to the Redfin Home Report, a monthly email estimate on what a home is worth, by 26%. The magnitude of such a gain over a three-month span is significant given that Redfin has been accumulating subscribers since 2011, but much of it was a one-time gain that we got by inferring for the first time where a potential subscriber lives and whether she wants a home report. We believe subscriptions have also been increasing due to the accuracy of the Redfin Estimate, which uses artificial intelligence, cloud computing, and local data sets to estimate the value of a home for sale better than our competitors. A 2017 third-party study found Redfin's estimate was more than twice as likely as two other leading home-value estimates to be within 3% of a listing’s final sale price.

•
Increased the percentage of home tours scheduled automatically from 41% in March to 51% in June. Automatic tour scheduling lowers labor costs and makes it easier for customers to try Redfin, which drives growth. Most important, automatically scheduling tours often lets our customers move faster than other homebuyers to see and ultimately to buy the most desirable listings.

•
Lowered the fee the customer pays to a Redfin listing agent from 1.5% to 1% in the San Diego area. Compared to the 2.5% fee often charged by traditional San Diego-area listing agents, Redfin's 1% fee saves customers about $7,500 on the sale of a $500,000 home. To offset the lower listing fee, Redfin increased prices for its San Diego-area homebuyers, which should result in the same revenue per transaction when averaged across buyers and sellers. Over the past two years, Redfin has rolled out this pricing to Baltimore, Chicago, Denver, Seattle and Washington, D.C. areas, modestly accelerating overall share gains. In Redfin's remaining markets, the company continues to charge customers 1.5% for the services of its listing agents.

(1) Redfin Now is an experimental new service where we buy homes directly from home sellers and resell them to homebuyers. Revenue earned from selling homes previously purchased by Redfin Now is recorded at closing on a gross basis, representing the sales price of the home. For Redfin Now, cost of revenue includes the cost of homes such as the purchase price and capitalized improvements. There was no revenue from Redfin Now in any period prior to the three months ended June 30, 2017.

(2) We calculate the aggregate value of U.S. home sales by multiplying the total number of U.S. home sales by the mean sale price of these sales, each as reported by the National Association of REALTORS®. We calculate our market share by aggregating the home value of real estate transactions conducted by our lead agents or our partner agents. Then, in order to account for both the sell- and buy-side components of each transaction, we divide that value by two-times the estimated aggregate value of U.S. home sales.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of September 7, 2017, and are subject to substantial uncertainty.

For the third quarter of 2017 we expect:

•
Revenue between $108.5 million and $110.5 million, representing year-over-year growth between 34% and 36% compared to the third quarter of 2016. Redfin Now revenue between $2.6 million and $3.6 million is included in the guidance provided.

•
Net income between $10.0 million and $10.8 million, compared with $5.7 million in the third quarter of 2016.This guidance includes approximately $2.8 million of stock-based compensation and $1.7 million of depreciation and amortization. Stock-based compensation was $2.2 million and depreciation and amortization was $1.6 million the third quarter of 2016.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for approximately three months following the conference call.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of federal securities laws, including statements regarding our future operating results and financial position, business strategy and plans, product, service, and technology offerings, market conditions, growth and trends, and objectives for future operations, home report subscriptions increasing due to the accuracy of the Redfin Estimate, technology driving long-term efficiency gains and service improvements, and statements under the header Business Outlook. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. Please see our filings with the Securities and Exchange Commission for more information on the risks and uncertainties that could cause actual results to differ materially from the forward-looking statements in this press release. These risks include, among other things: that we operate in a seasonal and cyclical industry and may be affected by industry downturns; we have a history of losses; and our business is concentrated in certain geographic markets. Moreover, we operate in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could impact the forward-looking statements in this press release. Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our final prospectus filed pursuant to Rule 424(b)(4) on July 28, 2017, which is available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the three months ended June 30, 2017. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

About Redfin
Redfin Corporation (www.redfin.com) is a technology-powered, residential real estate brokerage. Founded by software engineers, we run the country's #1 brokerage website and offer a host of online tools to consumers, including the Redfin Estimate. We represent people buying and selling homes in over 80 markets throughout the United States. Our mission is to redefine real estate in the consumer’s favor. In a commission-driven industry, we put the customer first. We do this by pairing our own agents with our own technology to create a service that is faster, better, and costs less. Since our launch in 2006 through 2016, we have helped customers buy or sell more than 75,000 homes worth more than $40 billion.

Contacts

Investor Relations
Elena Perron, 206-576-8333
ir@redfin.com

Public Relations
Jani Strand or Rachel Musiker, 206-588-6863
press@redfin.com

Redfin Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2017	2016	2017

Revenue	$77,714	$104,935	$119,349	$164,802
Cost of revenue(1)	50,303	67,975	88,808	121,467
Gross profit	27,411	36,960	30,541	43,335
Operating expenses:
Technology and development(1)	8,060	10,090	15,958	19,762
Marketing(1)	8,486	10,132	17,697	20,591
General and administrative(1)	9,526	12,466	19,912	26,833
Total operating expenses	26,072	32,688	53,567	67,186
Income (loss) from operations	1,339	4,272	(23,026)	(23,851)
Interest income	49	32	96	76
Other income, net	—	—	37	13
Total interest income and other income, net	49	32	133	89
Net income (loss)	$1,388	$4,304	$(22,893)	$(23,762)
Accretion of redeemable convertible preferred stock	65,082	(110,921)	59,869	(135,690)
Undistributed earnings attributable to participating securities	(52,805)	—	(29,397)	—
Net income (loss) attributable to common stock—basic	$13,665	$(106,617)	$7,579	$(159,452)
Net income (loss) attributable to common stock—diluted	$1,386	$(106,617)	$(22,894)	$(159,453)
Net income (loss) per share attributable to common stock—basic	$0.95	$(7.15)	$0.53	$(10.74)
Net income (loss) per share attributable to common stock—diluted	$0.02	$(7.15)	$(0.33)	$(10.74)
Weighted average shares used to compute net income (loss) per share attributable to common stock—basic	14,340,333	14,913,234	14,288,550	14,840,759
Weighted average shares used to compute net income (loss) per share attributable to common stock—diluted	74,080,026	14,913,234	69,710,552	14,840,759
Pro forma net income (loss) per share attributable to common stock—basic and diluted		$0.06		$(0.34)
Pro forma weighted-average shares used to compute net income (loss) per share attributable to common stock—basic and diluted		70,335,236		70,262,761

(1) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2017	2016	2017

Cost of revenue	$525	$699	$1,043	$1,414
Technology and development	559	751	1,098	1,482
Marketing	112	123	221	242
General and administrative	718	1,065	1,372	2,182
Total	$1,914	$2,638	$3,734	$5,320

Redfin Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts, unaudited)

	December 31,	June 30,	Pro Forma, June 30,
	2016	2017	2017

Assets:
Current assets:
Cash and cash equivalents	$64,030	$54,210
Restricted cash	3,815	11,848
Short-term investments	1,749	1,504
Prepaid expenses	4,388	2,546
Accrued revenue, net of allowance for doubtful accounts of $150 at December 31, 2016 and June 30, 2017	10,625	14,509
Other current assets	8,781	2,298
Loans held for sale	—	545
Total current assets	93,388	87,460
Property and equipment, net	19,226	22,137
Intangible assets, net	3,782	3,538
Goodwill	9,186	9,186
Deferred offering costs	720	2,299
Other assets	7,175	6,798
Total assets:	$133,477	$131,418
Liabilities, redeemable convertible preferred stock and stockholders' equity (deficit):
Current liabilities:
Accounts payable	$5,385	$3,081
Accrued liabilities	22,253	30,248
Other payables	3,793	11,607
Loan facility	—	529
Current portion of deferred rent	1,512	1,092
Total current liabilities	32,943	46,557
Deferred rent, net of current portion	8,852	10,473
Total liabilities	41,795	57,030
Commitments and contingencies (Note 10)
Redeemable convertible preferred stock—par value $0.001 per share; 166,266,114 shares authorized; 55,422,002 issued and outstanding; and aggregate liquidation preference of $167,488	655,416	791,106	—
Stockholders’ equity (deficit)
Common stock—par value $0.001 per share; 290,081,638 and 290,081,638 shares authorized, respectively; 14,687,024 and 14,988,646 shares issued and outstanding, respectively	15	15	70
Additional paid-in capital	—	—	212,081
Accumulated deficit	(563,749)	(716,733)	(137,763)
Total stockholders’ equity (deficit)	(563,734)	(716,718)	74,388
Total liabilities, redeemable convertible preferred stock and stockholders’ equity:	$133,477	$131,418

Redfin Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Six Months Ended June 30,
	2016	2017

Operating Activities
Net income (loss)	$(22,893)	$(23,762)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	2,935	3,539
Stock-based compensation.	3,734	5,320
Change in assets and liabilities:
Restricted cash	(8,610)	(8,032)
Prepaid expenses	4,523	1,842
Accrued revenue	(7,168)	(3,885)
Other current assets	(10)	6,482
Other long-term assets	(5,816)	377
Accounts payable	332	901
Accrued expenses	5,859	8,481
Other payables	8,609	7,814
Deferred lease liability	(157)	1,097
Origination of loans held for sale	—	(3,022)
Proceeds from sale of loans originated as held for sale	—	2,477
Net cash used in operating activities	(18,662)	(371)
Investing activities
Maturities of short-term investments	1,644	1,239
Purchases of short-term investments	(1,644)	(992)
Purchases of property and equipment	(2,660)	(9,435)
Net cash used in investing activities	(2,660)	(9,188)
Financing activities
Proceeds from exercise of stock options	462	1,017
Payment of deferred initial public offering costs	—	(1,807)
Borrowings from warehouse credit facilities	—	2,932
Repayments of warehouse credit facilities	—	(2,403)
Net cash provided by (used in) financing activities	462	(261)
Net change in cash and cash equivalents	(20,860)	(9,820)
Cash and cash equivalents:
Beginning of period	85,597	64,030
End of period	$64,737	$54,210
Supplemental disclosure of non-cash investing and financing activities
Accretion of redeemable convertible preferred stock	$59,869	$(135,690)
Stock-based compensation capitalized in property and equipment	$(39)	$(131)
Deferred initial public offering cost accruals	$—	$(343)
Leasehold improvements paid directly by lessor	$—	$(104)

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Jun. 30, 2015	Sep. 30, 2015	Dec. 31, 2015	Mar. 31, 2016	Jun. 30, 2016	Sep. 30, 2016	Dec. 31, 2016	Mar. 31, 2017	Jun. 30, 2017

Monthly average visitors (in thousands)	12,381	13,060	11,142	13,987	17,021	17,795	16,058	20,162	24,400
Real estate transactions:
Brokerage	5,465	5,653	4,510	4,005	7,497	7,934	6,432	5,692	10,221
Partner	2,456	2,718	2,273	1,936	2,602	2,663	2,281	2,041	2,874
Total	7,921	8,371	6,783	5,941	10,099	10,597	8,713	7,733	13,095

Real estate revenue per real estate transaction:
Brokerage	$9,243	$9,343	$9,242	$9,485	$9,524	$9,333	$9,428	$9,570	$9,301
Partner	1,164	1,191	1,177	1,224	1,633	1,932	1,991	1,911	1,945
Aggregate	6,738	6,696	6,539	6,793	7,491	7,474	7,481	7,548	7,687

Aggregate home value of real estate transactions (in millions)	3,601	3,837	2,984	2,599	4,684	4,898	4,018	3,470	6,119
U.S. market share by value	0.44%	0.46%	0.46%	0.48%	0.53%	0.57%	0.56%	0.58%	0.64%
Revenue from top-10 Redfin markets as a percentage of real estate revenue	78%	76%	73%	71%	74%	72%	71%	68%	69%
Average number of lead agents	568	621	667	743	756	756	796	935	1,010

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2017	2016	2017

	(in thousands)
Revenue by segment:
Brokerage revenue	$71,401	$95,069	$109,388	$149,540
Partner revenue	4,248	5,589	6,618	9,490
Total real estate revenue	75,649	100,658	116,006	159,030
Other revenue	2,065	4,277	3,343	5,772
Total revenue	77,714	104,935	119,349	164,802

Cost of revenue by segment:
Real estate cost of revenue	48,293	63,436	85,022	114,592
Other cost of revenue	2,010	4,539	3,786	6,875
Total cost of revenue	50,303	67,975	88,808	121,467

Gross profit by segment:
Real estate gross profit	27,356	37,222	30,984	44,438
Other gross profit	55	(262)	(443)	(1,103)
Total gross profit	$27,411	$36,960	$30,541	$43,335